Calculation of Filing Fee Tables
S-3
Traws Pharma, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.01 par value per share	457(o)
		Equity	Preferred Stock, par value $0.01 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.01 par value per share	415(a)(6)						S-3	333-273081	07/11/2023
Carry Forward Securities		Equity	Preferred Stock, par value $0.01 per share	415(a)(6)						S-3	333-273081	07/11/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-273081	07/11/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-273081	07/11/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-273081	07/11/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 139,185,641.25			S-3	333-273081	07/11/2023	$ 15,338.26
			Total Offering Amounts:				$ 139,185,641.25		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	This registration statement ("Registration Statement") covers the registration of such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase shares of common stock, shares of preferred stock or debt securities of the registrant, and (e) units consisting of any of the aforementioned securities, as may be offered and sold from time to time by the registrant. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued by the registrant pursuant to this Registration Statement will not exceed $139,185,641.25. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.

[2]	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $150,000,000 pursuant to a registration statement on Form S-3 (File No. 333-273081) initially filed with the Securities and Exchange Commission on June 30, 2023 (as amended, the "Expiring Registration Statement") and, in connection therewith, paid a filing fee of $16,530. Of such securities, an aggregate of $139,185,641.25 remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include the Unsold Securities, and the filing fee of $15,338.26 associated therewith (which amount is based on the filing fee rate in effect at the time of the filing of the Expiring Registration Statement) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this Registration Statement. In accordance with Rule 415(a)(5) and Rule 415(a)(6), the registrant may continue to offer and sell the securities covered by the Expiring Registration Statement during the grace period afforded by Rule 415(a)(5). To the extent that, after the filing date hereof and prior to effectiveness of this Registration Statement, the registrant sells any Unsold Securities under the Prior Registration Statement pursuant to Rule 415(a)(6), the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of securities to be registered on this Registration Statement, if any. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Expiring Registration Statement shall be deemed terminated upon the earlier of (i) the effective date of this Registration Statement or (ii) 180 days from the third anniversary of the initial effective date of the Expiring Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date